UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2020

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de León Avenue, Stop 23 P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of First BanCorp (the “Corporation”) held on May 22, 2020, stockholders of the Corporation voted on the following proposals, which are described in more detail in the Corporation’s Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders filed by the Corporation with the Securities and Exchange Commission on April 9, 2020. The voting results are as follows:

Proposal 1 – Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Juan Acosta Reboyras	178,274,138	1,516,780	20,155
Aurelio Alemán	179,415,824	380,325	14,924
Luz A. Crespo	178,206,511	1,585,084	19,478
Tracey Dedrick	179,391,990	394,507	24,576
Daniel E. Frye	179,394,605	392,894	23,574
Robert T. Gormley	178,015,948	1,771,551	23,574
John A. Heffern	179,006,708	781,890	22,475
Roberto R. Herencia	177,621,502	2,169,401	20,170
Jośe Menéndez-Cortada	177,666,505	2,124,752	19,816

Broker Non- Vote 14,443,826 shares for each director.

Proposal 2 – Non-binding Approval of 2019 Executive Compensation of the Corporation’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
170,921,149	7,359,320	1,530,604	14,443,826

 Proposal 3 – Ratify the Appointment of Crowe LLP as the Corporation’s Independent Registered Public Accounting Firm for 2020 Fiscal Year

Votes For	Votes Against	Votes Abstained
193,820,215	101,677	333,007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020	First BanCorp.

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	EVP and General Counsel